Exhibit 10.10

DM DRAFT OF 3/1/18

NEITHER THIS NOTE NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION OR ANY STATE SECURITIES LAWS WITHIN THE UNITED STATES AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THERE IS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IN EFFECT COVERING THIS NOTE OR SUCH SECURITIES, AS THE CASE MAY BE, OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

LMP AUTOMOTIVE HOLDINGS, INC.

CONVERTIBLE PROMISSORY NOTE DUE 2018

$_______________	_______________, 2018

FOR VALUE RECEIVED, LMP AUTOMOTIVE HOLDINGS, INC. (the “Company”), a Delaware corporation, promises to pay to __________________ (the “Holder”), or registered assigns, the principal amount of ____________________Dollars ($__________________).

This Convertible Promissory Note (this “Note”) shall bear simple interest on the unpaid principal balance outstanding at the rate of [four percent (4%)] per annum, calculated on the basis of a 365-day year and the actual number of days elapsed. Unless this Note is earlier converted pursuant to Article 2, the principal amount of this Note and all accrued and unpaid interest hereon shall be payable in full upon maturity of this Note as provided in Section 1.1 below, which payment shall be made by check mailed to the address of the Holder as such address shall appear on the record books of the Company.

This Note is one of a series of convertible promissory notes due 2018 in the aggregate principal amount of up to [One Million Nine Hundred Thousand Dollars ($1,900,000)] (collectively the “Notes”) being issued by the Company pursuant to that certain Note Purchase Agreement, dated as of ______________, 2018 among the Company and the purchasers listed thereto, as it may be amended from time to time (the “Note Purchase Agreement”).

This Note is subject to the following provisions, terms and conditions:

Article 1 – PAYMENT

Section 1.1 Maturity. Subject to the conversion provisions of Article 2, the unpaid principal balance of this Note together with all accrued and unpaid interest thereon shall due and payable in full on the earlier of: (a) the date that is six (6) months after the date of issuance hereof (the “Maturity Date”) or (b) a liquidation, dissolution or winding up of the Company.

Section 1.4 Prepayment or Conversion. Upon thirty (30) days’ written notice by the Company to the Holders at any time at least thirty (30) days before the Maturity Date (“Prepayment Notice”), each Holder shall have the option to: (i) have the Company prepay the entire unpaid principal amount outstanding under this Note and the accrued interest thereto (to the extent not previously converted in accordance with the terms of this Note), without penalty or premium or (ii) convert this Note pursuant to Article 2 below. If a Holder has not completed its election above by written notice to the Company within ten (10) days after the date of the Prepayment Notice, it shall be assumed that the Holder elected to convert pursuant to Section 1.4(ii) above.

Article 2 – CONVERSION

Section 2.1 Optional Conversion. The Holder may elect to convert all, but not less than all, of the entire unpaid principal amount outstanding under this Note and the accrued interest thereon (the “Conversion Amount”) into fully paid and non-assessable shares (“Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”), at any time prior to the Maturity Date, with such rights, preferences, privileges and restrictions, contractual or otherwise, as are applicable to the Common Stock, such number of Shares shall equal the quotient obtained by dividing (a) the outstanding principal balance and unpaid accrued interest under this Note on the date of conversion by (b) [four dollars and seventy-five cents $4.75] (as appropriately adjusted for any forward or reverse stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar events)(the “Conversion Price”). If the Holder wishes to exercise the Holder’s right to effect such a conversion, the Holder shall provide the Company with a written notice of such election, in the form attached hereto as Exhibit A (the “Conversion Notice”), no later than thirty (30) days prior to the Maturity Date.

Section 2.2 Surrender of Note; Issuance of Stock Certificates; Joinder. As promptly as practicable after the conversion of this Note as provided in Section 2.1, the Holder shall surrender this Note to the Company for cancellation, whereupon the Company shall either, and at the Company’s sole discretion (a) issue and deliver to the Holder, in the name of the Holder, a certificate or certificates for the number of full Shares issuable upon the conversion of this Note or (b) in lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, the Company may issue the shares in book entry or other electronic format through a transfer agent. As a condition to any conversion of this Note pursuant to Section 2.1, the Holder shall execute and deliver to the Company an agreement to become a party to (i) that certain Stockholders’ Agreement, by and between the Company, Samer Tawfik and the persons named therein, attached as Exhibit C to the Note Purchase Agreement (the “Stockholders Agreement”), and, if applicable, the Shares shall bear such transfer restriction legends as may be required pursuant to the Stockholders’ Agreement and (ii) any other documents as the Company shall reasonably request for the Holder with respect to the Shares issued upon such conversion, all in form and substance reasonably satisfactory to the Company and as a condition to any conversion of this Note pursuant to Section 2.1, the Holder shall execute and deliver to the Company an agreement to become a party to the agreements of the type listed in the foregoing clauses (i) and (ii) to which the holders of the securities into which this Note is converted are then parties or are then becoming parties.

Section 2.3 No Fractional Shares. No fractional shares shall be issued upon conversion of this Note. If conversion of this Note would result in the issuance of a fractional share, the amount payable under this Note that therefore cannot be applied to the purchase of the Shares purchasable upon conversion shall be returned to the Holder by the Company.

Section 2.4 Anti-Dilution Adjustment. The Conversion Price shall be subject to appropriate adjustment so as to protect the rights of Lender upon the occurrence on or after the issuance of the Note of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, combination, consolidation or other similar transaction. Upon each occurrence of any event described in the immediately preceding sentence, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company, including, upon the occurrence of any merger, combination, consolidation or other similar transaction, the issuance to Lender of any securities into which this Note shall be converted by operation of law or pursuant to the express terms of such transaction provided that such transaction has been approved by the board of directors of the Company), so that Holder, upon any conversion of this Note, shall be entitled to receive the number of shares of Common Stock or other property, including cash or securities, that Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Note been converted immediately prior to the date of such event, or if such event has a record date, then the record date applicable to such event. An adjustment made pursuant to the immediately preceding sentence shall become effective retroactively to the close of business on the day upon which such event is affected.

Article 3 – SUBORDINATION

Section 3.1 Subordination. No indebtedness shall be senior in any respect to this Note, except Senior Indebtedness. As used herein, “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on: (a) indebtedness of the Company, or with respect to which the Company is a guarantor, to banks, insurance companies, lease financing institutions or other financial institutions regularly engaged in the business of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by the Company (whether or not secured) in the ordinary course of business, and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

Section 3.2 Pari Passu Notes. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event that the Holder receives payments in excess of the Holder’s pro rata share of the Company’s payments to the holders of all of the Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes, as the case may be, and shall pay such amounts held in trust to such other Holders upon demand by such holders.

Article 4 – REMEDIES OF HOLDER IN EVENT OF DEFAULT

Section 4.1 Events of Default Defined. Any of the following that shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) shall constitute an event of default (each an “Event of Default”):

(a) the Company shall fail to perform or observe any covenant or agreement set forth in this Note or the Note Purchase Agreement in any material respect, or the Company shall breach any representation or warranty contained in the Note Purchase Agreement in any material respect, and (except as set forth in Section 4.1(e)) such failure or breach continues uncured for 10 business days after written notice thereof shall be received by the Company from holders of at least of majority of the principal amount of the Notes then outstanding (the “Requisite Noteholders”); or

(b) if an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or if the Company shall commence any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if the Company shall apply for a receiver, custodian or trustee of it or for all or a substantial part of its property, or makes a general assignment for the benefit of creditors; or

(c) if any case, proceeding or other action against the Company shall be commenced in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if a receiver, custodian or trustee of the Company or for all or a substantial part of its properties shall be appointed; or if a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of the Company; and if, in each such case, such condition shall continue for a period of 60 days undismissed, undischarged or unbonded; or

(d) the Company shall fail to pay when due any principal of or accrued interest on this Note and such payment shall not have been made within ten business days after written notice thereof is received by the Company from the Requisite Noteholders.

Section 4.2 Notice to Company. Upon the occurrence of any Event of Default described in Section 4.1(a) or Section 4.1(d), the Requisite Noteholders may, by written notice thereof provided to the Company, declare the entire principal amount and all interest accrued and unpaid on the Notes to be, and the Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Upon the occurrence of any Event of Default described in Section 4.1(b) or Section 4.1(c), immediately, and without notice, the entire principal amount and all interest accrued and unpaid on the Notes to be, and the Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. No course of dealing on the part of the Requisite Noteholders nor any delay or failure on the part of the Holder or the Requisite Noteholders to exercise any right shall operate as a waiver of such right or otherwise prejudice such holders’ rights, powers and remedies. In addition to the foregoing remedies, upon the occurrence of and during the continuance of any Event of Default, the Requisite Noteholders may elect to exercise any other right, power or remedy permitted by law, either by suit in equity or by action at law, or both.

Article 5 – TRANSFER, ETC.

Section 5.1 Instruments of Transfer. The transfer of this Note shall be subject to the Note Purchase Agreement. Subject to the foregoing, this Note, if presented or surrendered for exchange or transfer, shall, if so required by the Company, be accompanied by a duly executed written instrument of transfer, in form reasonably satisfactory to the Company, and such other documentation as the Company shall reasonably request. Thereupon, this Note shall be re-issued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. The Holder acknowledges and agrees that it may not transfer, or otherwise assign, this Note (a) to any other person engaged, or who reasonably anticipates engaging, directly or indirectly, in whole or in part, to any competitor of the Company, (b) without complying with all federal and state securities laws, or any other applicable law, rule or regulation, to the extent applicable, and (c) without executing any other documents as the Company shall reasonably request for the Holder with respect to such transfer.

Section 5.2 Loss, Theft, Etc. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Note, and in the case of such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Note, the Company shall make and deliver without expense to the Holder a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. At the discretion of the Company, the Company may accept in lieu of a bond of indemnity, the affidavit of the Holder that sets forth the fact of loss, theft or destruction and of the Holder’s ownership of this Note at the time of such loss, theft or destruction as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

Section 5.3 Person Deemed Owner. Prior to due presentation of this Note for transfer in accordance with this Article 5, the Company may deem and treat the Holder as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal amount hereof and interest due thereon and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Section 5.4 Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Noteholders.

Article 6 – MISCELLANEOUS

Section 6.1 Undertaking. By acceptance of this Note, the Holder acknowledges that there may not be sufficient shares of Common Stock authorized under the Certificate of Incorporation of the Company, as then in effect, upon the conversion of Notes pursuant to Article 2. In connection with any conversion pursuant to Article 2, the Company shall take such action as shall be necessary to authorize the securities being issued in such conversion, to the extent that a sufficient number of such securities is not otherwise authorized at the time of such conversion.

Section 6.2 Amendment and Waiver. For purposes of the Notes, no course of dealing between the Company and the holders of the Notes, or any of them, and no delay on the part of any such party in exercising any rights hereunder shall operate as a waiver of the rights thereof. Any term of this Note may be amended, supplemented, modified or waived only with the written consent of the Company and the holders of at least a majority of the principal amount of the Notes then outstanding; provided, however, that any such amendment, supplement, modification or waiver that impairs the rights or increases the obligations of any Holder shall not be effected without the prior written consent of such Holder unless such amendment, supplement, modification or waiver applies to all Holders in the same fashion. Any amendment, supplement, modification of waiver effected in accordance with this Section 6.2 shall be binding upon the Holder of this Note and each transferee thereof (or the securities issuable upon conversion thereof).

Section 6.3 Section and Other Headings. The section and other headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

Section 6.4 Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

Section 6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by confirmed electronic mail or facsimile transmission during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt; addressed to the Holder at the Holder’s address in the records of the Company and addressed to the Company at its principal place of business to the attention of its Secretary.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer as of the day and year first above written.

LMP AUTOMOTIVE HOLDINGS, INC.

By:
Samer Tawfik
Chief Executive Officer and President

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder
in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of Convertible Promissory Notes (the “Notes”) into shares of common stock, par value $0.00001 per share (the “Common Stock”), of LMP Automotive Holdings, Inc., a Delaware corporation, according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Principal amount of Notes owned prior to conversion

Principal amount of Notes to be converted
(including accrued but unpaid interest thereon)

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Principal amount of Notes owned subsequent to Conversion

Signature of Holder
By
Name:
Title: